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                                                                    EXHIBIT 23.1


                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


To the Board of Directors of
CNH Global N.V.


We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 1, 2000 relating to the consolidated financial statements and financial statement schedule, which appear in the CNH Global N.V. Annual Report on Form 20-F for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.


Amsterdam, The Netherlands
June 7, 2000


/s/ PRICEWATERHOUSECOOPERS N.V.
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PricewaterhouseCoopers N.V.